UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

Harrison, Vickers and Waterman Inc.

(Exact name of registrant as specified in its charter)

Nevada	(333-162072)	26-2883037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11231 U.S. Highway 1, #201, North Palm Beach, Florida 33408

(Address of principal executive offices) (Zip Code)

Telephone number: (561) 227-2727

712 U.S. Highway 1, Suite 200, North Palm Beach, Florida 33408

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events.

On September 29, 2015, Attitude Drinks Incorporated which is the majority owner of our common stock issued a press release announcing the filing of its annual report for the fiscal year ending March 31, 2015. In that report, Attitude’s subsequent events and MDA reflect a meaningful corporate restructuring which results in overall liability reductions of $10,052,591. Attitude’s restructuring that occurred after the reporting period related to the reduction of overall notes and loans payable of $5,079,480, total salaries payable by $3,546,669, accrued interest totaling $1,288,483 and accounts payable by $137,959. Total restructuring gains to Attitude’s profit/loss statement amounts to $5,834,709. The above figures will be reported in Attitude Drinks Incorporated Forms 10-Q for June 30, 2015 and September 30, 2015 as well as the inclusion and consolidation of our financial results for those applicable periods.

A copy of the press release is furnished herewith as Exhibit 99.1 to this current report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2015

HARRISON, VICKERS AND WATERMAN INC

By: /s/ Roy G. Warren

Name: Roy G. Warren

Title: Chief Executive Officer